As filed with the Securities and Exchange Commission on March 25, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

GOPRO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0629474
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3000 Clearview Way
San Mateo, CA 94402
(Address of Principal Executive Offices) (Zip Code)

Restricted stock units granted under the Sparrow Acquisition Plan and assumed by the Registrant

(Full Title of the Plan)
______________________

Nicholas Woodman
Chief Executive Officer
GoPro, Inc.
3000 Clearview Way
San Mateo, CA 94402
(Name and Address of Agent For Service)
(650) 332-7600
(Telephone Number, including area code, of agent for service)
______________________

Copies to:

Sharon Zezima, Esq. GoPro, Inc. 3000 Clearview Way San Mateo, CA 94402 (650) 332-7600	Dawn Belt, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500

______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.0001 par value per share	1,284,456	$12.20 (2)	$15,670,364 (2)	$1,579 (2)
TOTAL	1,284,456			$1,579

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Class A Common Stock.

(2)
Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the NASDAQ Global Select Market on March 24, 2016.

PART I

Information Required in the Prospectus

Item 1.	Plan Information.
The documents containing the information specified in this Item 1 have been or will be sent or given by GoPro, Inc. (“Registrant”) to participants in the Plan in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (“Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.
The documents containing the information specified in this Item 2 have been or will be sent or given by the Registrant to participants in the Plan in accordance with Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Commission on February 29, 2016 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)
the description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-36514) filed with the Commission on June 20, 2014, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 6.	Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award or the Board of Directors of a corporation to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act.
As permitted by the DGCL, the certificate of incorporation of the Registrant contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director to the fullest extent permitted by law.
As permitted by the DGCL, the bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions; (ii) the Registrant may enter into indemnification contracts with any director, officer, employee or agent of the Registrant; (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and (iv) the rights conferred in the bylaws are not exclusive.

In addition, the Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide them with additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and bylaws and to provide additional procedural protections.
The Registrant currently carries liability insurance for its directors and officers.
Reference is also made to the underwriting agreements filed with the Registration Statements on Form S-1 for each of the Registrant’s public offerings, which provide for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities.

The indemnification provision in the Registrant’s certificate of incorporation and bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.
See also the undertakings set out in response to Item 9 of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.01	Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1	333-200038	3.01	November 10, 2014
4.02	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-200038	3.02	November 10, 2014
4.03	Form of Registrant’s Class A Common Stock certificate.	S-1	333-196083	4.01	May 19, 2014
5.01	Opinion and Consent of Fenwick & West LLP.					X
23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X
23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X
24.01	Power of Attorney (included on signature page).					X
99.01	Sparrow Acquisition Plan.					X
99.02	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement.					X

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that clauses (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, GoPro, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 25th day of March, 2016.

GoPro, Inc.

By:	/s/ Nicholas Woodman
Nicholas Woodman Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of GoPro, Inc., a Delaware corporation, do hereby constitute and appoint Nicholas Woodman and Brian McGee, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name		Title	Date

By:	/s/ Nicholas Woodman Nicholas Woodman	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	March 25, 2016

By:	/s/ Brian McGee Brian McGee	Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2016

By:	/s/ Anthony Bates Anthony Bates	President and Director	March 25, 2016

By:	/s/ Michael Marks Michael Marks	Director	March 25, 2016

By:	/s/ Edward Gilhuly Edward Gilhuly	Director	March 25, 2016

By:	/s/ Kenneth Goldman Kenneth Goldman	Director	March 25, 2016

By:	/s/ Peter Gotcher Peter Gotcher	Director	March 25, 2016

By:	/s/ Alexander Lurie Alexander Lurie	Director	March 25, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.01	Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1	333-200038	3.01	November 10, 2014
4.02	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-200038	3.02	November 10, 2014
4.03	Form of Registrant’s Class A common stock certificate.	S-1	333-196083	4.01	May 19, 2014
5.01	Opinion and Consent of Fenwick & West LLP.					X
23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X
23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X
24.01	Power of Attorney (included on signature page).					X
99.01	Sparrow Acquisition Plan.					X
99.02	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement.					X